Exhibit 99.1

LENSAR Reports Second Quarter 2024 Results and Provides Business Update

17 New ALLY® Adaptive Cataract Treatment Systems placed in 2Q 2024; highest number of placements since launch

Received Medical Device Regulation (MDR) certification (CE Mark) and Taiwan FDA approval granted for commercial distribution of ALLY; First EU and Southeast Asia systems shipped

Continued robust worldwide procedure growth; 2Q 2024 procedure volumes increased 19% over 2Q 2023

Installed system base grew 16% over 2Q 2023

ORLANDO, Fla. (August 8, 2024) – LENSAR®, Inc. (Nasdaq: LNSR) (“LENSAR” or “the Company”), a global medical technology company focused on advanced laser solutions for the treatment of cataracts, today announced financial results for the quarter ended June 30, 2024 and provided an update on key operational initiatives.

“The second quarter was yet another period of solid growth driven by a record number of 17 ALLY® System placements, a substantive increase in our backlog of ALLY Systems pending installation, and increased worldwide procedure volume,” said Nick Curtis, President and CEO of LENSAR. “Our backlog totaled 17 ALLYs as of June 30, 2024, reflecting continued strong demand for our systems and positioning LENSAR to grow recurring revenue as we expand our installed base. We were pleased to see a majority of this quarter’s placements and backlog coming from ‘new’ practices to the LENSAR family adopting our technology either as a replacement for older competitive devices or embracing laser cataract surgery for the first time.”

“Recent CE Mark approval represents a significant milestone in the continued evolution of the Company and opens a substantial new operating region for ALLY sales, providing LENSAR the opportunity to drive market share growth beyond the U.S.”

Second Quarter 2024 Financial Results

Total revenue for the quarter ended June 30, 2024 was $12.6 million, an increase of $0.6 million, or 5%, compared to total revenue of $12.0 million for the quarter ended June 30, 2023. The increase in the second quarter of 2024 occurred in all revenue line items and was primarily due to increased procedure volume. Procedure volume in the United States increased approximately 16%, when comparing the second quarter of 2024 to 2023. Worldwide procedure volume increased by approximately 19% in the second quarter of 2024 as compared to 2023. During the three months ended June 30, 2024, the Company placed 17 ALLY Systems, increasing the installed base to approximately 80 ALLY Systems and the total installed base of LENSAR Laser Systems and ALLY Systems to approximately 330 at June 30, 2024.

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For the quarters ended June 30, 2024 and 2023, approximately 79% and 70% of our revenue, respectively, was attributable to recurring sources.

The following table provides information about procedure volume:

	Procedure Volume
	2024	2023
Q1	39,486	31,600
Q2	42,203	35,349
Total	81,689	66,949

Selling, general and administrative expenses were $6.8 million and $7.9 million for the quarters ended June 30, 2024 and 2023, respectively, a decrease of $1.1 million or 14%. General and administrative expenses decreased in the quarter, partially offset by an increase of 4% in selling and marketing expenses.

Research and development expenses were $1.3 million and $1.5 million for the quarters ended June 30, 2024 and 2023, respectively, a decrease of $0.2 million or 10%.

Net loss for the quarter ended June 30, 2024 was $9.0 million, or ($0.79) per common share, compared to a net loss of $8.8 million, or ($0.81) per common share, for the quarter ended June 30, 2023. During the three months ended June 30, 2024, the Company recorded a $3.7 million impairment charge on intangible assets. Included within operating expenses are stock-based compensation expenses recorded for the quarters ended June 30, 2024 and 2023 of $0.7 million and $1.8 million, respectively, and change in fair value of warrant liabilities of $3.9 million and $6.0 million, respectively, largely due to increases in market capitalization.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended June 30, 2024 was ($8.3) million, compared with ($8.0) million for the quarter ended June 30, 2023. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense, (income)/expense related to the change in the fair value of warrant liabilities and impairment of intangible assets, was $30,000 for the quarter ended June 30, 2024 and ($0.2) million for the quarter ended June 30, 2023. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

As of June 30, 2024, the Company had cash, cash equivalents, and investments of $15.4 million, as compared to $24.6 million at December 31, 2023. Cash used in the quarter ended June 30, 2024 was approximately $3.7 million, and was predominantly dedicated to increases in inventory and investment in the leased fleet of systems as the Company achieved break-even for the quarter on an Adjusted EBITDA basis.

Conference Call:

LENSAR management will host a conference call and live webcast to discuss the second quarter results and provide a business update today, August 8, 2024, at 8:30 a.m. ET.

To participate by telephone, please dial (800) 274 8461 (Domestic) or (203) 518 9848 (International). The conference ID is LENSAR. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. Please log in approximately 5 to 10 minutes prior to the call to register and to download and install any necessary software. The call and webcast replay will be available until August 22, 2024.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the cataract procedure. LENSAR has developed its ALLY® Adaptive Cataract Treatment System as a compact, highly ergonomic system utilizing an extremely fast dual-pulse laser and integrating AI into proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reducing overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, which is designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s business strategies, expected growth, commercialization and production of the ALLY® Adaptive Cataract Treatment System, the Company’s ability to obtain additional regulatory approvals for the ALLY System, the ALLY System’s performance and market adoptions and usage, including in non-U.S. jurisdictions, and anticipated consumer demand. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs, and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other future products, or changes in such coverage or reimbursement; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; risks related to our intellectual property and other intellectual property matters; and the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth / Cameron Radinovic
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com / cradinovic@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, and impairment of intangible assets, provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges and impairment of intangible assets is a non-cash charge that is not indicative of our core operating results. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

A reconciliation of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Net loss	$(9,043)	$(8,753)	$(11,200)	$(13,025)
Less: Interest income	(160)	(111)	(358)	(200)
Add: Depreciation expense	666	580	1,313	1,158
Add: Amortization expense	232	275	506	551
EBITDA	(8,305)	(8,009)	(9,739)	(11,516)
Add: Stock-based compensation expense	683	1,824	1,335	3,550
Add: Change in fair value of warrant liabilities	3,923	5,997	3,428	5,997
Add: Impairment of intangible assets	3,729	—	3,729	—
Adjusted EBITDA	$30	$(188)	$(1,247)	$(1,969)

LENSAR, Inc.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Product	$9,534	$9,377	$16,967	$15,035
Lease	1,952	1,691	3,899	3,320
Service	1,150	944	2,358	1,909
Total revenue	12,636	12,012	23,224	20,264
Cost of revenue (exclusive of amortization)
Product	3,851	3,665	6,441	5,964
Lease	663	496	1,266	990
Service	1,309	1,090	3,040	2,229
Total cost of revenue	5,823	5,251	10,747	9,183
Operating expenses
Selling, general and administrative expenses	6,784	7,854	13,580	14,609
Research and development expenses	1,348	1,499	2,792	3,149
Amortization of intangible assets	232	275	506	551
Impairment of intangible assets	3,729	—	3,729	—
Operating loss	(5,280)	(2,867)	(8,130)	(7,228)
Other (expense) income
Change in fair value of warrant liabilities	(3,923)	(5,997)	(3,428)	(5,997)
Other income, net	160	111	358	200
Net loss	(9,043)	(8,753)	(11,200)	(13,025)
Other comprehensive loss
Change in unrealized loss on investments	(5)	—	(10)	—
Net loss and comprehensive loss	$(9,048)	$(8,753)	$(11,210)	$(13,025)
Net loss per common share:
Basic and diluted	$(0.79)	$(0.81)	$(0.98)	$(1.21)
Weighted-average number of common shares used in calculation of net loss per share:
Basic and diluted	11,451	10,820	11,419	10,768

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$8,287	$20,621
Short-term investments	5,926	3,443
Accounts receivable, net of allowance of $56 and $62, respectively	5,893	4,001
Notes receivable, net of allowance of $7 and $7, respectively	337	323
Inventories	17,933	15,689
Prepaid and other current assets	1,853	2,367
Total current assets	40,229	46,444
Property and equipment, net	716	679
Equipment under lease, net	9,619	7,459
Long-term investments	1,234	492
Notes and other receivables, long-term, net of allowance of $22 and $26, respectively	1,067	1,279
Intangible assets, net	6,576	11,025
Other assets	1,965	2,207
Total assets	$61,406	$69,585
Liabilities, redeemable convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	$4,121	$4,007
Accrued liabilities	4,262	5,717
Deferred revenue	1,414	1,349
Operating lease liabilities	569	559
Total current liabilities	10,366	11,632
Long-term operating lease liabilities	1,464	1,750
Warrant liabilities	11,885	8,457
Other long-term liabilities	262	570
Total liabilities	23,977	22,409
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 shares authorized at June 30, 2024 and December 31, 2023; 20 shares issued and outstanding at June 30, 2024 and December 31, 2023; aggregate liquidation preference of $20,000 at June 30, 2024 and December 31, 2023	13,784	13,747
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 9,980 shares authorized at June 30, 2024 and December 31, 2023; no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at June 30, 2024 and December 31, 2023; 11,544 and 11,327 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	115	113
Additional paid-in capital	146,627	145,203
Accumulated other comprehensive (loss) income	(6)	4
Accumulated deficit	(123,091)	(111,891)
Total stockholders’ equity	23,645	33,429
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$61,406	$69,585